Exhibit 1.4
Execution Version
OMNIBUS AMENDMENT AGREEMENT AND CONSENT UNDER THE INTERCREDITOR
AGREEMENT
          This OMNIBUS AMENDMENT AGREEMENT AND CONSENT UNDER THE INTERCREDITOR AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Omnibus Amendment”) is dated as of April 06, 2010, by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (“Company”), COFFEYVILLE FINANCE INC., a Delaware corporation (“Coffeyville Finance” and, together with the Company, the “Issuers”), COFFEYVILLE PIPELINE, INC., a Delaware corporation (“Pipeline”), COFFEYVILLE REFINING & MARKETING, INC., a Delaware corporation (“Refining”), COFFEYVILLE NITROGEN FERTILIZERS, INC., a Delaware corporation (“Fertilizers”), COFFEYVILLE CRUDE TRANSPORTATION, INC., a Delaware corporation (“Transportation”), COFFEYVILLE TERMINAL, INC., a Delaware corporation (“Terminal”), CL JV HOLDINGS, LLC, a Delaware limited liability company (“CL JV” and together with Pipeline, Refining, Fertilizers, Transportation and Terminal, collectively, “Current Holdings”) and CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors (the “Guarantors”; together with the Company and Current Holdings each a “Credit Party” and collectively the “Credit Parties”), the Requisite Lenders, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and Revolving Issuing Bank (in such capacities, collectively, the “Administrative Agent”), (solely for the purpose of Section 1) J. ARON & COMPANY, as a hedge counterparty (“J. Aron”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national association, (the “Collateral Trustee”).
R E C I T A L S:
          WHEREAS, the Company, certain Affiliates of the Company, as guarantors party thereto (the “Guarantors”), the lenders and agents party thereto, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”) and CREDIT SUISSE AG, Cayman Islands Branch (“CREDIT SUISSE”), as joint lead arrangers and joint bookrunners (the “Arrangers”), CREDIT SUISSE, as administrative agent (together with its successors in such capacity, the “Administrative Agent”), and the other Agents party thereto have entered into that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006, as amended by the First Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of August 23, 2007, the Second Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 22, 2008, the Third Amendment to the Second Amended and Restated Credit and Guaranty Agreement, dated as of October 2, 2009, and the Fourth Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of March 12, 2010, initially providing for credit facilities in the aggregate amount of $1,075,000,000 (as further amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Existing Credit Agreement”). Capitalized terms used in this Omnibus Amendment without definition shall have the meaning attributed to such terms in the Credit Agreement.
          WHEREAS, the Issuers are expected to enter into an indenture in connection with the issuance of First Lien Refinancing Debt on the First Lien Refinancing Debt Incurrence Date (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), with the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee (in such capacity and together with its successors in such capacity under any Indenture, the “Indenture Agent”) pursuant to which the Issuers will issue the notes (the “Notes”);
          WHEREAS, in conjunction with the Existing Credit Agreement, the First Lien Pledge and Security Agreement dated as of June 24, 2005, as amended as of July 8, 2005 and as further amended and restated as December 28, 2006 (the “Existing Security Agreement”) was entered into among the Grantors party thereto (together with each Guarantor that became a “Grantor” thereunder prior to the date hereof, the “Existing Grantors”) and the collateral agent thereunder pursuant to which such Existing Grantors granted a security interest in all of their personal property collateral to secure the payment and performance in full when due of all obligations described therein;
          WHEREAS, Company, Collateral Agent and J. Aron are parties to that certain Intercreditor Agreement dated as December 28, 2006 (as further amended, restated, supplemented, modified, or replaced from time to time, the “Intercreditor Agreement”);
          WHEREAS, in conjunction with the Credit Agreement and the Indenture, the parties to the Existing Security Agreement intend to amend the Existing Security Agreement and the other Collateral Documents and to confirm the grant of the security interest in favor of the Collateral Trustee under the Existing Security Agreement and the other Collateral Documents to secure the payment and performance when due of all of the Secured Obligations (including all obligations arising under the Credit Agreement, the Indenture and the Notes); and
          WHEREAS, pursuant to the Successor Agent Agreement dated as of April 06, 2010 by the parties thereto (the “Successor Agent Agreement”), CREDIT SUISSE has transferred its rights, duties and responsibilities as Collateral Agent under the Credit Documents, including the Existing Security Agreement and the Mortgages, to Wells Fargo Bank, National Association, in such capacity, the “Collateral Trustee”, and Wells Fargo Bank, National Association has agreed to assume such rights, duties and responsibilities and all the other parties hereto consent to such transfer.
          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Consent to Intercreditor Agreement.
          1.1 Consent to Intercreditor Agreement. The Lenders executing this Omnibus Amendment, which constitute Requisite Lenders (after giving effect to the incurrence of the First Lien Refinancing Debt), hereby consent to the amendment and restatement of the Intercreditor Agreement, and each of J. Aron and each other Required First Lien Creditor (as defined in the Intercreditor Agreement) directs the Collateral Trustee to execute and enter into the amended and restated Intercreditor Agreement in substantially the form attached as Annex A in connection with the incurrence of the First Lien Refinancing Debt.
SECTION 2. Consent to Successor Agent Agreement and Execution of Security Documents.
          2.1 Consent to Change of Collateral Agent. The Lenders executing this Omnibus Amendment, which constitute Requisite Lenders (after giving effect to the incurrence of the First Lien Refinancing Debt), hereby consent to the execution and delivery by the Administrative Agent of the

Successor Agent Agreement in substantially the form attached as Annex B pursuant to which Credit Suisse resigns as Collateral Trustee, and Wells Fargo Bank, National Association is appointed, as the Collateral Trustee. The parties hereto agree to make any and all modifications required or necessary under the Existing Security Agreement and all other Credit Documents in order to give effect to such removal and appointment.
          2.2 Authorization to Execute Amended Credit Documents. The Lenders executing this Omnibus Amendment, which constitute Requisite Lenders (after giving effect to the incurrence of the First Lien Refinancing Debt), authorize the Collateral Agent and Collateral Trustee, as applicable, to execute such technical amendments and modifications to the Existing Security Agreement and any other Credit Documents (including any modifications to the Mortgages described below) as may be required to consummate the incurrence of the First Lien Refinancing Debt subject, however, to the provisions of Section 4.1 of this Omnibus Amendment.
SECTION 3. Amendment to Credit Documents.
          3.1 Amendment of Section 2.15 (Application of Prepayments/Reductions) of the Existing Credit Agreement. Section 2.15 (Application of Prepayments/Reductions) of the Existing Credit Agreement is hereby amended to add the following clause (d) at the end thereof:
“(d) Notwithstanding the provisions of Section 2.15(b) of this Agreement, no prepayment will be required under Section 2.15(b) paragraphs second to fifth of the Existing Credit Agreement to the extent any such prepayment would be required in connection with the incurrence of First Lien Refinancing Debt and Subordinated Lien.”
          3.2 Amendment of Section 1.1 (Definitions) of the Existing Security Agreement. Section 1.1 (Definitions) of the Existing Security Agreement is hereby amended as follows:
The definition of “Obligations” is hereby amended in its entirety as follows:
(a) “Obligations” shall mean all obligations of every nature of each Grantor from time to time owed to the Secured Parties or any of them under the Credit Agreement, the Indenture, the Notes, the Swap Agreement, Hedge Agreements, agreements for Specified Secured Hedge Indebtedness (in an aggregate amount not to exceed $25,000,000 less the amount of Indebtedness secured by Liens permitted by Section 6.2(u)) and other First Lien Credit Documents, and any other Indenture Documents and shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding (as defined in the Intercreditor Agreement) accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Credit Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding, reimbursement of amounts drawn under letters of credit, all obligations under the Swap Agreement, including payment for early termination of the Swap Agreement, Hedge Agreements or agreements for Specified Secured Hedge Indebtedness, fees, expenses, indemnification or otherwise.
          (b) The definition of “Secured Parties” is hereby amended and restated in its entirety as follows:
“Secured Parties” shall mean the Agents, Lenders, the Swap Counterparty, the Lender Counterparties, and financial institutions who hold obligations consisting of Specified

Secured Hedge Indebtedness, such parties, the “Specified Hedge Counterparties,” the Indenture Trustee, the Collateral Trustee and each Holder (as such term is defined in the Indenture) of the Notes, and shall include, without limitation, all former Agents, Lenders, the Swap Counterparties, Lender Counterparties and Specified Hedge Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders, Swap Counterparties, Lender Counterparties or Specified Hedge Counterparties and such Obligations have not been paid or satisfied in full.
          (c) The definition of “Event of Default” is hereby amended and restated in its entirety as follows:
“Event of Default” shall mean an Event of Default under any of the First Lien Credit Documents which, solely for the purposes of Section 7 of this Agreement, has resulted in the Administrative Agent exercising any of its rights under the last paragraph of Section 8.1 of the Credit Agreement or, as the case may be, the Indenture Agent exercising any of its rights under a corresponding provision of the Indenture.
(d) The following defined terms are added in proper alphabetical order:
“Collateral Trustee” shall mean Wells Fargo Bank, National Association together with its successors and assigns in such capacity.
“Indenture” shall mean that certain indenture, dated as of April 06, 2010, between Coffeyville Resources LLC, Coffeyville Finance Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.
“Indenture Agent” shall mean Wells Fargo Bank, National Association, as trustee under the Indenture, together with its successors and assigns in such capacity.
“Indenture Documents” shall mean the Indenture, the Notes and the Security Documents (as such term is defined in the Indenture).
“Permitted Liens” shall mean Liens permitted by both the Credit Agreement and the Indenture.
          3.3 Amendment of Section 1.2 (Definitions) of the Existing Security Agreement. Section 1.2 (Definitions; Interpretation) of the Existing Security Agreement is hereby amended as follows:
     (a) The penultimate sentence of Section 1.2 (Definitions; Interpretation) of the Existing Security Agreement which reads as follows is hereby deleted in its entirety:
“If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.”
     (b) The following sentence is included in Section 1.2 (Definitions; Interpretation) of the Existing Security Agreement as the second sentence:
“If the Credit Agreement ceases to be in full force and effect, then all terms defined in the Credit Agreement shall continue to be so defined notwithstanding that Credit Agreement is no longer outstanding.”

          3.4 Amendment of Section 4.4.1 (Investment Related Property Generally) of the Existing Security Agreement. Section 4.4.1(c)(i) (Investment Related Property Generally) of the Existing Security Agreement is hereby amended by inserting the words “and the Indenture Documents” in each place in sub-clause (1) immediately after the words “the First Lien Credit Documents”.
          3.5 Amendment of Section 4.4.2 (Pledged Equity Interests) of the Existing Security Agreement. Section 4.4.2(b)(ii) (Pledged Equity Interests) of the Existing Security Agreement is hereby amended by inserting the words “and the Indenture Documents” in each place immediately after the words “the First Lien Credit Documents”.
          3.6 Amendment of Section 4.7 (Intellectual Property) of the Existing Security Agreement. Section 4.7(a)(ix) (Intellectual Property) of the Existing Security Agreement is hereby amended by inserting the words “and the Indenture Documents” immediately after the words “the First Lien Credit Documents”.
          3.7 Amendment of Section 8 (Collateral Agent) of the Existing Security Agreement. Section 8 (Collateral Agent) of the Existing Security Agreement is hereby amended by inserting the words “or, solely with respect to matters under the Indenture, in accordance with the Indenture” immediately after the reference to “First Lien Credit Documents.”
          3.8 Amendment of Section 9 (Continuing Security Interest; Transfer of Loans; Releases) of the Existing Security Agreement. Section 9 (Continuing Security Interest; Transfer of Loans; Releases) of the Existing Security Agreement is hereby amended by inserting:
(a) the words “and the Indenture Documents” immediately after the reference to First Lien Credit Documents in the penultimate sentence thereof; and
(b) the following proviso at the end of the last sentence:
“; provided, that notwithstanding anything in this Agreement to the contrary, any Liens securing Obligations under the Indenture shall be released solely pursuant to, and in accordance with the terms and conditions of, the Indenture and the Intercreditor Agreement.”
          3.9 Amendment of Section 11 (Standard of Care; Collateral Agent May Perform) of the Existing Security Agreement. Section 11 (Standard of Care; Collateral Agent May Perform) of the Existing Security Agreement is hereby amended by inserting the following words at the end of the last sentence:
“...or, as applicable, a corresponding provision of the Indenture.”
          3.10 Amendment of Section 12 (Miscellaneous) of the Existing Security Agreement. Section 12 (Miscellaneous) of the Existing Security Agreement is hereby amended by:
(a)	inserting the following proviso at the end of the first sentence thereof:
“; provided, that notwithstanding anything herein to the contrary and upon termination of the Credit Agreement, any such notice shall be given in accordance with the notice provisions set forth in the Indenture.”;
(b)	inserting the following words at the end of the last sentence thereof:

“Notwithstanding anything to the contrary in this Agreement, this Agreement may not be modified, amended, amended and restated, supplemented or replaced without the consent of the required percentage of the Holders of the Notes pursuant to the Indenture.”;

(c)	inserting the words “or any Indenture Document” immediately after the words “First Lien Credit Document” in the second sentence thereof; and

(d)	inserting the words “and any Indenture Documents” immediately after the words “First Lien Credit Documents” in the third, seventh, eighth and ninth sentences thereof.
             3.11 Amendment of the Mortgages.
     (a) Each of the Mortgages shall be modified, amended, amended and restated, supplemented in order to:
     (i) modify the definition of “Obligations” as follows;
“Obligations” shall have the meaning set forth in the Pledge and Security Agreement.
     (ii) include a definition of “Secured Parties” as follows:
“Secured Parties” shall have the meaning set forth in the Pledge and Security Agreement.
     (iii) assign the Collateral under the Mortgage to the Collateral Trustee, as successor “Collateral Agent” in accordance with, and subject to the terms and conditions of, the Successor Agent Agreement; and
     (iv) make such ancillary changes necessary to effectuate the foregoing.
     (b) For the purpose of this Omnibus Amendment, “Mortgage” shall mean each Amended and Restated Mortgage and Deed of Trust, Assignment of Rents, Pledge and Security Agreement and Fixture Filing, dated as of June 24, 2005 by and among the applicable Grantor and the Collateral Agent.
SECTION 4. Miscellaneous
     4.1 Effective Date. This Omnibus Amendment shall take effect on the later to occur of each of the following:
          (i) the receipt by the Administrative Agent of a counterpart signature page of this Omnibus Amendment duly executed by the Credit Parties, the Requisite Lenders (after giving effect to the incurrence of the First Lien Refinancing Debt) and J. Aron; and
          (ii) the First Lien Refinancing Debt Incurrence Date.
     4.2 Reference to and effect on Credit Agreement and other Credit Documents. On and after the effectiveness hereof, each reference in the Credit Documents to “this Agreement,” “hereunder,”

“hereof,” “herein” or words of like import referring to such Credit Document shall mean and be a reference to such Credit Document, as amended by this Omnibus Amendment and each reference to the Collateral Agent shall mean the Collateral Trustee. Except as specifically amended by this Omnibus Amendment, the existing Credit Documents remain in full force and effect and are hereby ratified and confirmed.
     4.3 Governing Law. This Omnibus Amendment shall be construed in accordance with, and governed in all respects by, the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law.
     4.4 Severability. In the event that any provision of this Omnibus Amendment, or the application of such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Omnibus Amendment, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be affected and shall continue to be valid and enforceable to the fullest extent permitted by law.
     4.5 Counterparts and Facsimile. This Omnibus Amendment may be signed in counterparts, all of which together shall constitute one and the same instrument. The parties hereto may provide signatures to this Omnibus Amendment by facsimile or electronic mail, and such facsimile or electronic mail signatures shall be deemed to be the same as original signatures.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Omnibus Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COFFEYVILLE RESOURCES, LLC
COFFEYVILLE FINANCE INC.
COFFEYVILLE PIPELINE, INC.
COFFEYVILLE REFINING & MARKETING, INC.
COFFEYVILLE NITROGEN FERTILIZERS, INC.
COFFEYVILLE CRUDE TRANSPORTATION, INC.
COFFEYVILLE TERMINAL, INC.
CL JV HOLDINGS, LLC
COFFEYVILLE RESOURCES PIPELINE, LLC
COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
COFFEYVILLE RESOURCES TERMINAL, LLC
CVR SPECIAL GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By:	CVR GP, LLC

By:	/s/ Edward Morgan
	Name:	Edward Morgan
	Title:	Chief Financial Officer and Treasurer

1

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, (fka, Credit Suisse, Cayman Islands Branch) as the Administrative Agent and Lender By signing below, you have indicated your consent to this Omnibus Amendment.
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, (fka, Credit Suisse, Cayman Islands Branch) as Issuing Bank By signing below, you have indicated your consent to this Omnibus Amendment.
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, (fka, Credit Suisse, Cayman Islands Branch) as Swing Line Lender By signing below, you have indicated your consent to this Omnibus Amendment.
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

WELLS FARO BANK, NATIONAL ASSOCIATION, as Successor Agent
By:	/s/ Martin Reed
	Name:	Martin Reed
	Title:	Vice President

J. ARON & COMPANY, as Hedge Counterparty
By:	/s/ Donna Mansfield
	Name:	Donna Mansfield
	Title:	Attorney In Fact

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: BANK OF AMERICA, N.A.
By:	/s/ Jonathan M Barnes
	Name:	Jonathan M Barnes
	Title:	Vice President

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: BALLANTYNE FUNDING LLC
By:	/s/ Tara E. Kenny
	Name:	Tara E. Kenny
	Title:	Assistant Vice President

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: ERSTE GROUP BANK AG
By:	/s/ Bryan J. Lynch
	Name:	Bryan J. Lynch
	Title:	Executive Director

By:	/s/ Patrick W. Kunkel
	Name:	Patrick W. Kunkel
	Title:	Director

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender:
By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment NM Rothschild & Sons Ltd
By:	/s/ N. A. Wood
	Name:	Nicholas Wood
	Title:	Director

By:	/s/ Derek McCrone
	Name:	Derek McCrone
	Title:	Director

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: Royal Bank of Scotland N.V.
By:	/s/ Michele Costello
	Name:	Michele Costello
	Title:	Director

By:	/s/ Juan B. Lopez
	Name:	Juan B. Lopez
	Title:	Vice President

LENDER: By signing below, you have indicated your consent to this Omnibus Amendment Name of Institution: Jackson Purchase ACA
By:	/s/ Kevin Brown
	Name:	Kevin Brown
	Title:	Vice President/Senior Credit Administrator